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                                                                     EXHIBIT 11

ROBOTIC VISION SYSTEMS, INC. AND SUBSIDIARIES

FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
COMPUTATION OF PER SHARE AMOUNTS


                                                       1995           1994           1993
                                                    -----------    -----------    -----------
PRIMARY:
Net income                                          $ 8,833,000    $ 3,681,000    $ 1,161,000
Income related to the assumed purchase of U.S.
 government securities (net of income taxes)               -              -           229,000
                                                    -----------    -----------    -----------
Adjusted net income                                 $ 8,833,000    $ 3,681,000    $ 1,390,000
                                                    -----------    -----------    -----------
                                                    -----------    -----------    -----------
Weighted average number of common shares             13,796,000     12,573,000     11,202,000

Assumed number of shares issued
 from common share equivalents                        2,403,000      2,020,000      2,548,000
                                                    -----------    -----------    -----------
Weighted average number of common and
 common equivalent shares                            16,199,000     14,593,000     13,750,000
                                                    -----------    -----------    -----------
                                                    -----------    -----------    -----------
Net income per share:
  Primary                                           $      0.55    $      0.25    $      0.10
                                                    -----------    -----------    -----------
                                                    -----------    -----------    -----------



FULLY DILUTED:
Net income                                          $ 8,833,000    $ 3,681,000    $ 1,161,000
Income related to the assumed purchase of U.S.-
 government securities (net of income taxes)               -              -           149,000
                                                    -----------    -----------    -----------
Adjusted net income                                 $ 8,833,000    $ 3,681,000    $ 1,310,000
                                                    -----------    -----------    -----------
                                                    -----------    -----------    -----------
Weighted average number of common shares             13,796,000     12,573,000     11,202,000

Assumed number of shares issued
 from common share equivalents                        2,776,000      2,222,000      2,548,000
                                                    -----------    -----------    -----------
Weighted average number of common and
 common equivalent shares                            16,572,000     14,795,000     13,750,000
                                                    -----------    -----------    -----------
                                                    -----------    -----------    -----------
Net income per share:
 Fully diluted                                      $      0.53    $      0.25    $      0.10
                                                    -----------    -----------    -----------
                                                    -----------    -----------    -----------

NOTE: The effect of options and warrants was calculated using the modified treasury stock method for the years ended September 30, 1994 and 1993.